ALCHEMY
                              COMMUNICATIONS, INC.

                     1200 West Seventh Street, Suite L1-100
                              Los Angeles, CA 90017
                     Ph: (213) 596-3000 Fax: (213) 596-3004
                                 www.alchemy.net


                             EMERGENCY CONTACT LIST
                             ----------------------

A complete list of contacts is required which will enumerate the appropriate personnel to be advised in the event of an emergency. This list should be broken down departmentally, and in order of priority. Please complete and return the prepared register below via regular mail, fax, or E-mail to nocstaff@alchemy.net. Alchemy should be immediately notified in writing to advise of any updates.


#    Last Name  First Name       Address       Contact Numbers  Access Type*
                            City, Town, State
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1                                              Home:
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2                                              Home:
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3                                              Home:
                                               Work:
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4                                              Home:
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5                                              Home:
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6                                              Home:
                                               Work:
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_________________________________________
Authorized  Signature

*Access  Rights:  Full  Rights,  Remove  Equipment,  Access  Only

                                     ALCHEMY
                              COMMUNICATIONS, INC.

                     1200 West Seventh Street, Suite L1-100
                              Los Angeles, CA 90017
                     Ph: (213) 596-3000 Fax: (213) 596-3004
                                 www.alchemy.net


                         EVIDENCE OF INSURANCE REQUIRED
                         ------------------------------

Please provide evidence of insurance in accordance with the below excerpt from the Alchemy Communications, Inc. Gigabit Data Center Services Agreement:

     A. The customer agrees to maintain, at their own expense, during the entire period of occupancy, for each collocation Space (i) Comprehensive General Liability Insurance for bodily injury or property damage, in an amount not less than one million dollars per occurrence; (ii) Workers' Compensation Insurance, with a limit not less than five hundred thousand dollars Bodily Injury each accident;
          (iii) "All Risk" Property Insurance covering all of Client's personal property located at GDC, (iv) commercial automotive liability insurance (bodily injury and property damage) in an amount not less than one million dollars per accident for all vehicles including owned, non-owned, leased and hired vehicles; (v) Errors and Omissions insurance. All property insurance covering customer's property located in the GDC premises shall expressly waive any right of subrogation on the part of the insurer against Alchemy, it's officers, directors, employees, agents and contractors. CUSTOMER FURTHER AGREES TO NAME ALCHEMY AND THE PARTY FROM WHOM ALCHEMY LEASES IT'S GDC SPACE, AS "ADDITIONAL INSURED" ON THE APPROPRIATE POLICIES.

     B. A reputable insurance company authorized to do business in the state of California shall issue all policies subject to this provision. PRIOR TO INSTALLATION OF EQUIPMENT IN CUSTOMER'S COLLOCATION SPACE, CUSTOMER SHALL FURNISH ALCHEMY WITH CERTIFICATES OF INSURANCE WHICH EVIDENCE THE MINIMUM LEVELS OF INSURANCE SET FORTH HEREIN. Customer shall not materially alter or cancel insurance relating to GDC occupancy without thirty (30) days written notification to Alchemy.

                                     ALCHEMY
                              COMMUNICATIONS, INC.

                     1200 West Seventh Street, Suite Ll-100
                              Los Angeles, CA 90017
                     Ph: (213) 596-3000 Fax: (213) 596-3004
                                 www.alchemy.net


                     GIGABIT DATA CENTER SERVICES AGREEMENT
                     --------------------------------------


As a Gigabit Data Center ("GDC") Customer you agree to be bound by the terms of the GDC Services Agreement as set forth below. Please read this document thoroughly and initial at the end of each page in acknowledgement of this agreement.


1.  GENERAL  TERMS
------------------

     A. This document, along with the Gigabit Data Center Service Order(s) ("GDCSO(s)") agreement (s), shall comprise a complete and binding agreement between Customer and Alchemy. Each GDCSO agreement, and any amendments thereto, when dated and subscribed by Customer and Alchemy, shall incorporate the terms and conditions of this Agreement. In the event of any conflict or inconsistency between this Agreement and the terms set forth in a GDCSO agreement(s), the terms of the GDCSO agreement(s) shall in all cases prevail.

     B. In connection with the Space made available hereunder, Alchemy shall perform services which support the overall operation of the Gigabit Data Center ("GDC"), e.g., janitorial services, environmental systems maintenance, and power plant maintenance, at no additional charge to Customer. However, Customer shall be required to maintain the Collocation Space in an orderly manner and shall be responsible for the removal of trash, packing, cartons, etc. from the Space. Further, Customer shall maintain the Space in a safe condition, including but not limited to the preclusion of storing combustible materials in the Space.

     C. Any option granted to Customer to renew its license to occupy the Space shall be contingent on the election by Alchemy to continue to own or lease the Premises in which the Space is located for the duration of the Renewal Period(s), such election to be exercised at the sole discretion of Alchemy.


2.  GDC  SERVICES
-----------------

     A. Collocation Space: Alchemy shall provide Customer with shared or private data center space as indicated in the GDCSO(s).

Alchemy  Gigabit  Data  Center  Agreement  -  Confidential

     B. Connectivity: Alchemy shall provide Customer with connectivity to the Internet through Alchemy's network as specified in the GDCSO(s). Connectivity is measured and billed using a 95/5 Rule. The aggregate of both inbound and outbound bandwidth is sampled at five-minute intervals throughout the month. Once all samples have been accumulated, the top 5% of the collected samples are discarded, the highest remaining sample, rounded to the next full mega bit per second
          (Mbps) times the negotiated rate, will be billed. Alchemy shall provide cross-connectivity, where applicable, for an additional fee.

     C. Virtual Hosting: Alchemy shall provide Customer with virtual hosting on servers owned by either Alchemy or a third party supplier as indicated in the GDCSO(s).

     D. Streaming: Alchemy shall provide Customer with video and audio streaming services as indicated in the GDCSO(s).

     E. Storage: Alchemy shall provide Customer with storage on the EMC Enterprise Storage System as indicated in the GDCSO(s).

     F. Encoding and Production: Alchemy shall provide Customer with encoding and production services as indicated in the GDCSO(s).

     G. Equipment Leasing: Alchemy shall provide Customer with leased equipment as indicated in a separate Equipment Lease contract.

     H. Technical Support: Alchemy shall provide Customer with complete technical support upon Customer's request and in accordance with Alchemy's terms and conditions and listed rates.

     I. Eyes Hands Support: Alchemy shall provide Customer with assistance to observe conditions in their Collocation Space and offer light hands assistance such as shutting off and turning on equipment as directed by Customer.


3.  TERM  OF  AGREEMENT
-----------------------

     A. Customer's license to occupy the Collocation Space shall begin on the "Requested Service Date," as set forth in the GDCSO agreement(s) or on the date Alchemy completes the build-out of the Space, whichever is later. The minimum term of the Customer's license to occupy the Space shall be one year, but may be longer as indicated on the GDCSO(s).

     B. Should Alchemy fail, for any reason to tender possession of the Space to Customer on or before the Requested Service Date (specified in the GDCSO agreement(s) relevant thereto) this Agreement shall not be void or voidable. If Alchemy fails to tender possession of the Space to Customer within a sixty (60)

Alchemy  Gigabit  Data  Center  Agreement  -  Confidential

          day period after such Requested Service Date (due to any reason other than the acts or omissions of Customer), Customer may, upon written notice to Alchemy, declare the relevant GDCSO agreement(s) null and void with no further obligation attributed to Customer, and Alchemy shall refund all fees and charges paid in advance by Customer, except in the case where the delay was caused by Customer, in which case, Alchemy shall retain any funds necessary to recover the cost or obligations incurred on behalf of Customer. Except as provided herein, Alchemy shall not be liable to Customer in any way as a result of a delay or failure to tender possession.

     C. Following the expiration of the Term for each Space or failure of the Parties to enter into any Renewal Periods, Customer's license to occupy the Space and receive services shall continue in effect on a month-to-month basis upon the same terms and conditions specified herein, unless terminated by either Customer or Alchemy upon thirty
          (30)  days  prior  written  notice.


4.  TERMINATION
---------------

     A. Either party shall have the right to terminate this agreement should the other party breach a material term or condition of this Agreement and fail to cure such breach within thirty (30) days after receipt of written notice of the breach, except in the case of failure to make timely payment to Alchemy, which must be cured within ten (10) days of the payment due date. Alchemy has the option, at its sole discretion, to terminate this Agreement should Customer become insolvent or the subject of bankruptcy proceedings, a receivership, liquidation or a sale for the benefit of creditors

     B. Upon termination or expiration of the Term for each Space, Customer agrees to do the following: (i) remove the Equipment and other property that has been installed by Customer or Customer's agent(s) and return the Space to Alchemy in substantially the same condition as it was on the date of installation, Alchemy at its sole discretion may refuse to allow the removal of some or all Customer equipment until all outstanding amounts owed to Alchemy are paid in full; (ii) pay any outstanding fees within five (5) days of termination of service; (iii) return any confidential information it has received from Alchemy and
          (iii) return any equipment or supplies that are the property of Alchemy. In the event such Equipment or property has not been removed within thirty (30) days of the effective termination or expiration date, the Equipment shall be deemed abandoned and Customer shall lose all rights and title thereto.

     C. In the event the GDC becomes the subject of a taking by eminent domain by any authority having such power, Alchemy shall have the right to terminate this Agreement. Alchemy shall attempt to give Customer reasonable advance notice of the removal schedule. Customer shall have no claim against Alchemy for any

Alchemy  Gigabit  Data  Center  Agreement  -  Confidential

          relocation expenses, any part of any award that may be made for such taking or the value of any unexpired term or renewed periods that result from a termination by Alchemy under this provision, or any loss of business from full or partial interruption or interference due to any termination. However, nothing contained in this Agreement shall prohibit Customer from seeking any relief or remedy against the condemning authority in the event of an eminent domain proceeding or condemnation that affects the Space.


5.  DEFAULT
-----------

     A. If Customer fails to perform its obligations, or fails to pay for services rendered hereunder, Alchemy may, at its sole option and with written notice, issue a default notice letter to Customer, demanding the default condition be cured. If the default condition is not remedied within the time period specified in the notice letter, Alchemy may then, without the necessity of any further notice, discontinue performance and terminate this Agreement, for default, and pursue any other remedies available at law or in equity, including reimbursement of the cost of collection and reasonable attorney fees. Alchemy's failure to exercise any of its rights hereunder shall not constitute or be construed by Customer as being a waiver of any past, present, or future right or remedy. In the case of Customer's failure to make timely payments, Alchemy may discontinue any or all services for any period of time as it deems appropriate without written notice to Customer, and such action shall not be deemed a breach of this Agreement by Alchemy.

     B. At any time during the term of this Agreement, Alchemy may, at it's sole option, immediately terminate this Agreement if Customer is not then maintaining the Equipment solely for the purpose of originating and/or terminating telecommunications transmissions carried over the Alchemy Network or as otherwise set forth in this Agreement, or pursuant to the terms and conditions, if any, contained in any Collocation Schedule identified herewith.

     C. If Customer commits an act of default under any Collocation Schedule to which this Agreement pertains, Alchemy may, in its sole discretion, declare Customer to be in default of any and all other Collocation Schedules then in effect, without the necessity of showing separate failures, acts or omissions by Customer.

     D. If Customer commits an act of default with respect to the purchase of telecommunications services that would entitle Alchemy under its separate tariffs and agreements to terminate its services to Customer, then Alchemy and all Alchemy's Affiliates shall be entitled to terminate this Agreement and all GDC services to which this Agreement pertains.

Alchemy  Gigabit  Data  Center  Agreement  -  Confidential

     E. Alchemy may, without notice, suspend or terminate services to customer if Customer is found to be engaged in unlawful activities or upon the request to do so by any legal or governmental agencies.

     F. At the termination of this agreement for any reason or if Customer has failed to make timely payments of amounts owed, Alchemy at its sole discretion may refuse to allow the removal of some or all of Customer equipment from Alchemy's facilities until all outstanding amounts owed to Alchemy are paid in full. In order to satisfy outstanding balances owed, Customer specifically herein consent and agree that Alchemy may take possession and ownership of all or part of Customer equipment, if Customer fails to bring all payments up to date within thirty (30) days of receiving written notice from Alchemy of its intent to take possession of said equipment. If the value of the equipment in which Alchemy has taken possession and ownership of has a resale value that is less than the amount owed, Alchemy is entitled to take whatever legal actions are necessary to collect the difference.


6.  PRICES  AND  PAYMENT  TERMS
-------------------------------

     A. Customer shall pay ALCHEMY monthly recurring fees (the "Recurring Fees"), which shall include charges for use and occupancy of the Space (the "Occupancy Fees"), connectivity (or cross-connect fees, if applicable), power charges and, where applicable, technical support and system administration. In addition to any Recurring Fees, Customer shall be charged non-recurring fees for build-out of the Space (the "Build-Out Charges"), where applicable, Escort charges, and other services, which shall be set forth in the GDCSO agreement(s). If Customer requests that Alchemy provide services not delineated herein or in the GDCSO agreement(s) at any time during the Term, Customer agrees to pay the fee for such services in effect at the time such service was rendered. All payments will be made in U.S. dollars. Late payments hereunder will accrue interest at a rate of one and one-half percent (1 1/2%) per month, or the highest rate allowed by applicable law, whichever is lower. If in its judgment Alchemy determines that Customer is not creditworthy or is otherwise not financially secure, Alchemy may, upon written notice to Customer, modify the payment terms to require assurances to secure Customer's payment obligations hereunder.

     B. All payments required by this Agreement are exclusive of all national, state, municipal or other governmental excise, sales, value-added, use, personal property, and occupational taxes, excises, withholding taxes and obligations and other levies now in force or enacted in the future, all of which Customer will be responsible for and will pay in full. Customer agrees to pay or reimburse Alchemy for any applicable taxes that are levied based on the transactions hereunder, exclusive of taxes on income and real estate taxes on the GDC. Any such charges shall be invoiced and payable within the payment terms of this Agreement.

Alchemy  Gigabit  Data  Center  Agreement  -  Confidential

          Alchemy agrees to provide Customer with reasonable documentation to support invoiced amounts applied to taxes within thirty (30) calendar days of receipt of a Customer's written request.

     C. The Occupancy Fee and/or Power Charges shall be increased to reflect any increases incurred by and required under the lease relevant to the Premises in which the Space is located. Customer shall pay to Alchemy its pro rata share of any such increases based on the number of square feet of the Space compared to the number of square feet leased by Alchemy under the applicable lease. Alchemy shall notify Customer of any such increase as soon as practicable.

     D. Payments shall be due upon Customer's receipt of each monthly invoice. Late payment charges will be calculated based on 1.5% per month of the unpaid amount.

     E. Charges delineated in the Collocation Schedule for build-out of the Space shall be invoiced and paid by Customer when invoiced. Alchemy may require payment of the "Build Out Fees" prior to commencing construction.

     F. Customer agrees to reimburse Alchemy for all reasonable repair or restoration costs associated with damage or destruction caused by Customer's personnel, Customer's agent(s) or Customer's suppliers/contractors or Customer's visitors during the Term or as a consequence of Customer's removal of the Equipment or property installed in the Space.


7.  ADDITIONAL  TERMS  GOVERNING  USE  OF  COLLOCATION SPACE AND INSTALLATION OF
--------------------------------------------------------------------------------
EQUIPMENT
---------

     A. Before beginning any delivery, installation, replacement or removal work, Customer must obtain Alchemy 's written approval of Customer's choice of suppliers and contractors which approval shall not be unreasonably withheld or delayed. Alchemy may request additional information before granting approval and may require scheduling changes and substitution of suppliers and contractors as conditions of its approval. Approval by Alchemy is not an endorsement of Customer's supplier or contractor, and Customer will remain solely responsible for the selection of the supplier or contractor and all payments to Alchemy for construction work performed on their behalf.

     B. Customer shall not make any construction changes or material alterations to the interior or exterior portions of the Space, including any cabling or power supplies for the Equipment, without obtaining Alchemy's written approval for Customer to have the work performed. Alchemy reserves the right to perform and manage any construction or material alterations within the GDC and Collocation
          Space  areas  at  rates  to  be negotiated between the Parties hereto.

Alchemy  Gigabit  Data  Center  Agreement  -  Confidential


     C. Customer's use of the Space, installation of Equipment and access to the GDC shall at all times be subject to Customer's adherence to the generally accepted industry standards, security rules and rules of conduct established by Alchemy for the GDC. Except where advanced written permission has been given by Alchemy, Customer's access to the GDC shall be limited to the individuals identified and authorized by Customer to have such access. Customer agrees not to erect any signs or devices to the exterior portion of the Space without submitting the request to Alchemy and obtaining Alchemy's written approval.

     D. Customer may not provide, or make available to any third party, space within Collocation Space without Alchemy's prior written consent. If Customer should provide, or make available to any third party, space within the Collocation Space without obtaining the written consent of Alchemy, Customer shall be in breach of this Agreement and Alchemy may pursue any legal or equitable remedy, including but not limited to the immediate termination of this Agreement.

     E. Customer is responsible for maintaining the cleanliness of the Collocation Space. There shall be no trash or dust allowed to accumulate within the Space. Neither food nor drink is permitted within the Collocation area, including within individual cages.

     G. Customer is responsible for retrieving entry passes from its terminated employees or others whom Customer no longer wishes to have access to its Collocation space.

     H. Alchemy shall not arbitrarily or discriminatorily require Customer to relocate the Equipment; however, upon sixty (60) days prior written notice or, in the event of an emergency, such time as may be reasonable, Alchemy reserves the right to change the location of the Space or the GDC to a site which shall afford comparable environmental conditions for the Equipment and comparable accessibility to the Equipment. Alchemy and Customer will work together in good faith to minimize any disruption of Customer's services as a result of such relocation. Alchemy shall be responsible for the cost of improving the Space to which the Equipment may be relocated, and for relocation of Equipment interconnected to Alchemy services, except that Alchemy shall not be responsible for relocating facilities installed in violation of this Agreement.

     I. All equipment brought into or taken out of the GDC facility must be cleared through Alchemy's equipment control system. Alchemy shall not be held responsible for the condition of equipment shipped to the GDC that arrives in damaged condition.

Alchemy  Gigabit  Data  Center  Agreement  -  Confidential


8.  INSURANCE
-------------

     A. Customer agrees to maintain, at Customer's expense, during the entire period of occupancy, for each Collocation Space (i) Comprehensive General Liability Insurance for bodily injury or property damage, in an amount not less than one million dollars per occurrence; (ii) Workers' Compensation Insurance, with a limit not less than five hundred thousand dollars Bodily Injury each accident (iii) "All Risk" Property insurance covering all of Client's personal property located at the GDC, (iv) commercial automobile liability insurance (bodily injury and property damage) in an amount not less than one million dollars per accident for all vehicles including owned, non-owned, leased and hired vehicles; (v) Errors and Omissions insurance. All property insurance covering customer's property located in the GDC premises shall expressly waive any right of subrogation on the part of the insurer against Alchemy, its officers, directors employees, agents and contractors. Customer further agrees to name Alchemy and the party from whom Alchemy leases its GDC space, as "Additional Insured" on the appropriate policies.

     B. A reputable insurance company authorized to do business in the state of California shall issue all policies subject to this provision. Prior to installation of equipment in Customer's collocation space, customer shall furnish Alchemy with certificates of insurance which evidence the minimum levels of insurance set forth herein. Customer shall not materially alter or cancel insurance relating to GDC occupancy without notification to Alchemy of not less than thirty days.


9.  REPRESENTATIONS  AND  WARRANTIES  OF  CUSTOMER
--------------------------------------------------

     A. Equipment: Customer represents and warrants that it owns or has the legal right and authority, and will continue to own or have such right and authority during the term of this Agreement, to place and use the Customer Equipment as contemplated by this Agreement. Customer further represents and warrants that its placement, arrangement, and use of the Customer Equipment in the Gigabit Data Center complies with the Customer Equipment Manufacturer's environmental and other specifications.

     B. Customer's Business: Customer represents and warrants that Customer's services, products, materials, data, information and equipment used in connection with this Agreement and Customer's use of GDC Services (collectively, "Customer's Business") does not as of the Installation Date, and will not during the term of this Agreement operate in any manner that would violate any applicable federal, state or local law or regulation or infringe in any way upon the rights of third parties.

Alchemy  Gigabit  Data  Center  Agreement  -  Confidential

     C. Breach of Warranties: In the event of any breach, or reasonably anticipated breach, of any of the foregoing warranties, in addition to any other remedies available in law or equity, Alchemy shall have the right, at Alchemy's sole discretion, to suspend any related GDC Services if deemed reasonably necessary by Alchemy to prevent any harm to its business.


10.  DISCLAIMERS  AND  LIMITATION  OF  LIABILITY
------------------------------------------------

     A. The collocation space is accepted "as is" by customer. Customer acknowledges that no representation has been made by alchemy as to the fitness of the collocation space for customer's intended purpose.
          Except for the warranties set forth in this article, there are no warranties, whether express, implied, oral, or written, with respect to the collocation space or services covered or furnished pursuant to this agreement, including but not limited to, any implied warranty of merchantability or fitness for a particular purpose. Moreover, the remedies provided in this article are exclusive and in lieu of all other remedies.

     B. Customer and its representatives visit the GDC at their own risk and Alchemy assumes no liability for any harm to such persons resulting from any cause other than Alchemy's negligence or willful misconduct resulting in personal injury to such visitors.

     C. Alchemy assumes no liability for damage or loss relating to customers business. To the extent Alchemy is liable for any damage to or loss of Customer's equipment, such liability shall be limited solely to the then-current value of Customer's equipment.

     D. The liability of Alchemy for damages arising out of the services provided herein, including, without limitation, mistakes, omissions, interruptions, delays, tortious conduct or errors, or failure to furnish space, whether caused by acts of commission or omission, shall be limited to a prorated refund of the charges paid by client for the use of the space. The receipt of such refunds shall be the sole remedy afforded to customer.

     E. Customer is responsible for providing Alchemy with emergency contacts, including phone numbers and pager numbers. Alchemy shall use reasonable efforts to contact Customer in the event of a malfunction affecting Customers equipment (e.g. a power outage affecting Customer's equipment). However, Alchemy shall not be liable for damage, which may occur as a result of an inability to make contact with Customer's emergency representative.

Alchemy  Gigabit  Data  Center  Agreement  -  Confidential


11.  CONFIDENTIAL  INFORMATION
------------------------------

     A. Each party acknowledges that it will have access to certain confidential information of the other party concerning the other party's business, plans, customers, technology, and products, including the terms and conditions of this Agreement ("Confidential Information"). Confidential Information will include, but not be limited to, each party's proprietary software and customer information. Each party agrees that it will not use in any way, for its own account or the account of any third party, except as expressly permitted by this Agreement, nor disclose to any third party (except as required by law or to that party's attorneys, accountants and other advisors as reasonably necessary), any of the other party's
          Confidential Information and will take reasonable precautions to protect the confidentiality of such information.

     B. Information will not be deemed Confidential Information hereunder if such information: (i) is known to the receiving party prior to receipt from the disclosing party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (ii) becomes known (independently of disclosure by the disclosing party) to the receiving party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (iii) becomes publicly known or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the receiving party; or (iv) is independently developed by the receiving party.


12.  NON-SOLICITATION
---------------------

          Customer understands and acknowledges that; due to the highly technical nature of Alchemy's business Alchemy would suffer significant financial damage from the loss of GDC or other Alchemy employees. Therefore, Customer agrees that it shall refrain, during the term of this Agreement and for a period of one year after the expiration of this Agreement, from directly or indirectly employing or seeking or attempting to employ or solicit for employment, in any capacity (whether as a full or part time employee or as a consultant or independent contractor) any person who is employed at Alchemy.


13.  EXCUSED  PERFORMANCE
-------------------------

          Neither Party shall be liable to the other Party under this Agreement for any failure nor delay in performance that is due to causes beyond its reasonable control, including but not limited to, acts of nature, governmental actions, fires, civil disturbances, interruptions of power, or transportation problems.

Alchemy  Gigabit  Data  Center  Agreement  -  Confidential


14.  ASSIGNMENTS  OR  TRANSFER
------------------------------

          Customer shall not assign or transfer the rights or obligations associated with this Agreement, in whole or in part, without Alchemy's prior written consent.


15.  PUBLICITY
--------------

          Customer shall not use Alchemy's name in publicity or press releases without Alchemy's prior written consent.


16.  LIMITATION  OF  LIABILITY
------------------------------

     A. In no event shall Alchemy or any of its officers, directors, agents, contractors or employees, be liable for any loss of profit or revenue or for indirect, incidental, special, punitive or exemplary damages incurred or suffered Customer arising from or pertaining to Customer's use or occupancy of the Collocation Space including, without limitation, damages arising from interruption of electrical power or HVAC services.

     B. Customer shall indemnify and hold harmless Alchemy, its officers, directors, agents, contractors and employees, from and against any and all third party claims, costs, expenses or liabilities arising from or in connections with Customer's use of the GDC facility. Customer further agrees to indemnify Alchemy against Customer's acts of negligence resulting in damage to third parties.


17.  FORCE  MAJEUR
------------------

          Neither party shall be deemed in default of this Agreement to the extent that performance of their obligations or attempts to cure any breach were delayed or prevented by acts of nature, including earthquakes and floods, fire, natural disaster, accident, acts of government, labor strikes or any other cause beyond the control of such party.


18.  GOVERNING  LAW
-------------------

          This Agreement shall be governed and construed by the laws of the State of California except as they pertain to its conflict of law provisions. The courts of the State of California, County of Los Angeles shall have jurisdiction over any legal disputes relating to or in connection with this Agreement.

Alchemy  Gigabit  Data  Center  Agreement  -  Confidential


19.  ENTIRE  AGREEMENT
----------------------

          This Agreement constitutes the entire understanding between the parties and supercedes all other agreements, whether written or oral. This Agreement may not be modified except in a writing, which is signed, by both parties or their duly authorized representatives.


20.  NOTICE
-----------

          Any and all notices to be provided under this agreement shall be in writing. Notice shall be considered received, delivered and effective three (3) business days following posting when mailed, postage prepaid, by United States mail (certified or registered mail, return receipt requested), addressed to the party to be notified. If delivered in person, notice shall be considered received, delivered and effective the date so delivered. For purposes of notice, the addresses of the parties, until changed as herein provided, shall be as follows. If intended for Alchemy, shall be addressed: Alchemy Communications, Inc., 1200 West 7th Street, Suite Ll-100, Los Angeles, CA 90017, attention: Jamie Daquino; with a copy addressed to: Alchemy Communications, Inc., 1200 West 7th Street, Suite L1-100, Los Angeles, CA 90017, attention: Zane Alsabery. If intended for Customer, shall be addressed: _______________________________________, attention:
          ____________________. Any party hereto, by written notice to the other party, may change the address for notices to be sent to them.



          __________________________________________
               Authorized  Signature     Date

          __________________________________________
               Name  (printed)

          __________________________________________
               Title

          __________________________________________
               Company

                                     ALCHEMY
                              COMMUNICATIONS, INC.

                     1200 West Seventh Street, Suite Ll-100
                              Los Angeles, CA 90017
                     Ph: (213) 596-3000 Fax: (213) 596-3004
                                 www.alchemy.net

                        CLIENT ACCESS AUTHORIZATION LIST
                        --------------------------------

An all-inclusive list of personnel authorized to access the GDC is required. This list should indicate the respective level(s) of access to be granted, and should also specify the appropriate contact from whom any alterations to this list will be accepted. The following is an excerpt from the Alchemy communications, Inc. Gigabit Data Center Services Agreement:

A. Customer's use of the Space, installation of Equipment and access to the GDC shall at all times be subject to Customer's adherence to the generally accepted industry standards, security rules and rules of conduct established by Alchemy for the GDC. EXCEPT WHERE ADVANCED WRITTEN PERMISSION HAS BEEN GIVEN TO ALCHEMY, CUSTOMER'S ACCESS TO THE GDC SHALL BE LIMITED TO THE INDIVIDUALS IDENTIFIED AND AUTHORIZED BY CUSTOMER TO HAVE SUCH ACCESS.


 Please complete and return the below list via regular U.S. mail, fax, or E-mail to NOCSTAFF@ALCHEMY.NET
                                --------------------
   Alchemy should be immediately notified in writing to advise of any updates.

LAST  NAME*     FIRST  NAME*     DATE AUTHORIZATION GRANTED     TYPE OF ACCESS**
COMMENTS





*Appropriate identification (i.e. driver's license, state identification card or passport) may be required for verification.
**Access  Rights:  Full  Rights,  Remove  Equipment,  Access  Only


______________________    ____________________
Authorized  Signature     Date

ALCHEMY  COMMUNICATIONS,  INC
Client Access Authorization List

LAST  NAME*     FIRST  NAME*       DATE            TYPE OF         COMMENTS
                              AUTHORIZATION       ACCESS**
                                 GRANTED
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

* Appropriate identification (i.e. driver's license, state identification card or passport) may be required for verification.
** Access  Rights:  Full  Rights,  Remove  Equipment,  Access  Only

_____________________     ____________________
Authorized  Signature     Date

                          ALCHEMY COMMUNICATIONS, INC.
                        GIGABIT DATA CENTER SERVICE ORDER


Customer  Name:    Nettaxi Online Communities, Inc.     Date     February 16, 2001
Address:           1696  Dell  Ave.
                   Campbell, CA. 95008               Sales Rep.         JMD

Contact Name:      Robert  A.  Rositano             Contract No.        825
Telephone:        (408) 879-9880
Fax:              (408) 374-4929                       Terms           Net 30
E-Mail Address:    rar@hq.nettaxi.com
                   ------------------


                                                 Non-Recurring  Monthly
        Description              Qty. Unit Price    Fees         Fees       Total
-------------------------------  ---  ---------  ----------  ----------  ----------
SPACE REQUIREMENTS
------------------
DEDICATED RACK SPACE
    Individual Servers                                       $        -  $        -
    1/2 Rack                                                 $        -  $        -
    Full Rack                                                $           $        -


CUSTOM SPACE
    Secured Cabinet (7'x19"x36")                             $        -  $        -
    Standard Private Cage (7'x8')                            $        -  $        -
    Custom Cage                                              $        -  $        -


CONNECTIVITY*
-------------
    Connectivity / Mbps           25  $  450.50  $        -  $13,500.00  $13,500.00
    Additional Switches                                      $        -  $        -
    Power                                                    $        -  $        -


NON-RECURRING COSTS
-------------------
    One time fee                   1  $       -  $12,000.00  $        -  $12,000.00


TECHNICAL SUPPORT
-----------------
    Premium Network Services       1  $4,995.00  $        -  $ 4,995.00  $ 4,995.00
    Professional Support Package  53  $  175.00  $        -  $ 9,275.00  $ 9,275.00
                                                 ==========  ==========  ==========
    TOTAL                                        $12,000.00  $27,770.00  $39,770.00

REMARKS: *Connectivity measured in Megabits/second using 95/5 Rule (measured at 5 minutes avg., excluding top 5%), charged in Mbps. The first month's Monthly Fees and the Non-Recurring Fees are due and payable with the signing of this agreement. This agreement is subject to customer's credit being approved by Alchemy.


TERM:[X]1 YEAR [ ]2 YEARS [ ]3 YEARS [ ]N/A  BY  SIGNING  THIS  DOCUMENT  YOU
                                             ACKNOWLEDGE YOUR ACCEPTANCE OF THIS
CONTRACT START DATE:     02/01/01            SERVICE  ORDER  AND  AGREE  AND
CONTRACT  END  DATE:     01/31/04            TO  THE  TERMS  CONDITIONS  OF
                                             SERVICES THE GIGABIT DATA CENTER


ALCHEMY COMMUNICATIONS, INC.          CUSTOMER: NETTAXI ONLINE COMMUNITIES, INC.
----------------------------          -----------------------------------------


Name:  /s/  Zane Alsaberry            Name:  /s/  Robert A. Rositano, Jr.
     -----------------------               ---------------------------------

Signed:_____________________          Signed:_______________________________

Title:______________________          Title:________________________________

Date:_______________________          Date:_________________________________